UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2022

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-249833	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series D Preferred Stock

On July 8, 2022, Crown Electrokinetics Corp., a Delaware corporation (the “Company”) filed a Certificate of Designation for its Series D Preferred Stock with the Secretary of State of Delaware (the “Certificate of Designation”) designating 7,000 shares of its authorized preferred stock as Series D Preferred Stock. The shares of Series D Preferred Stock have a par value of $0.0001 per share.

Each share of Series D Preferred Stock will have a stated value of $1,000, will be convertible into shares of the Company’s common stock at an initial conversion price of $1.30 (subject to adjustment pursuant to the Certificate of Designation) and will be entitled to a cash dividend of 12% of the stated value upon conversion into shares of common stock. The Company may redeem all, but not less than all, of the Series D Preferred Stock for cash, at a price per share of Series D Preferred Stock equal to 125% of the stated value, as set forth in the Certificate of Designation. Subject to certain exceptions set forth in the Certificate of Designation, the holders of Series D Preferred Stock shall not have the right to vote unless required by applicable law.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.4.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.4	Series D Certificate of Designation filed with the Secretary of State of Delaware
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN ELECTROKINETICS CORP.

July 8, 2022	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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